Exhibit 10.1

PROMISSORY NOTE

$485,000.00

October 4, 2021

New York, New York

1.Agreement to Pay.

FOR VALUE RECEIVED, Elate Group, Inc., a Delaware corporation (“Borrower”), hereby promise to pay to the order of Kevin Britt (“Lender”), the principal sum of FOUR HUNDRED EIGHTY-FIVE THOUSAND dollars ($485,000.00), together with interest thereon, in such amounts and at such times as provided for below (“Loan”).

2.Payment Terms.

2.1.Maturity.  The Borrower shall pay the lender the principal sum, together with all unpaid accrued interest on the day that is three hundred and sixty-five (365) days from the date hereof (“Maturity Date”).

2.2.Payments.  All payments shall be paid by check or wire transfer of immediately available funds. Borrower has the right, but not the obligation, to defer making any payments under the term of this note until the Maturity Date.

2.3.Interest. This Promissory Note shall bear interest prior to the Maturity Date or acceleration at the rate of five percent (5%) per annum.

2.4.Prepayment.   Borrower may voluntarily prepay the principal balance of this Note, in whole or in part, at any time without a prepayment premium.

3.Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

3.1.the failure by Borrower to pay any amount payable pursuant to this Note within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof; or

3.2.the breach of or default under the provisions of this Note; or

3.3.the commencement by or against the Borrower of any involuntary proceeding (which is not dismissed within sixty (60) days of initiation) or voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Borrower as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by or against the Borrower for, acquiescence in, or consent by the Borrower to, the appointment of any receiver or trustee for the Borrower or for all or a substantial part of the property of the Borrower which is not dismissed within sixty (60) days of initiation; or the assignment by the Borrower for the benefit of creditors; or the written admission of the Borrower of Borrower’s inability to pay Borrower’s debts as they mature.

4.Remedies.  To the extent permitted by applicable law, upon the occurrence of an Event of Default, the Lender may, in addition to its other rights and remedies, by written notice to he Borrower, declare all or any portion of the unpaid principal balance remaining unpaid under this Note, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately become due and payable, provide that upon the occurrence of an Event of Default set forth in Section 3.3 hereof, all or any portion of the unpaid principal amount due to Lender, together with all accrued interest thereon and other sums owing, shall immediately become due and payable without any such notice. Upon an Event of Default, all amounts due and owing shall bear an interest rate of seven percent (7%) per annum.

4.1.In the event that one or more Events of Default shall occur, or if any suit or action is instituted to enforce this Promissory Note, Borrower promises to pay, in addition to the reasonable costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys’ fees in such suit or action.

5.Other General Agreements.

5.1.The Loan is a business loan and not for personal, family or household purposes. Time is of the essence hereof.

5.2.This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of New York.  This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

5.3.Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of its business.

5.4.This Note has been made and delivered in New York, New York, and all funds disbursed to or for the benefit of Borrower will be disbursed in New York, New York.

5.5.If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns.  This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

5.6.If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

6.Notices.  All notices required under this Note shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier.  Notices and other communications shall be effective: (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note as of the day and year first written above.

BORROWER:

Elate Group, Inc.,
A Delaware corporation

By:	/s/ Kevin Britt
Kevin Britt
President